Exhibit 99.1

Press Release

Uniroyal Global Engineered Products, Inc. Reports Financial Results

for the Second Quarter Ended July 5, 2020

SARASOTA, Fla.---August 14, 2020—Uniroyal Global Engineered Products, Inc. (OTCQB:UNIR) today reported its second quarter financial results for the period ended July 5, 2020.

Financial Summary

•	Net Sales declined 70.1% to $7,216,371
•	Operating Loss was $2,227,943
•	Net Loss was $265,189
•	Loss per Common Share was $0.28

Overview

To say that the second quarter of 2020 was a “struggle” would be one of the greatest understatements in the history of the Company. Historically, 65% of our business is from the automotive industry. When the majority of those customers are essentially shut down, one starts to get an appreciation for the word “struggle”. The COVID-19 pandemic certainly put most of the world on pause in the second quarter. Our automotive business declined 84.2% for the second quarter with most of the amount of decline in sales occurring in our European operations. However, it’s times like these that diversification is magnified exponentially. Fortunately, while our automotive business was very slow, for our industrial sector (historically 35% of our business and primarily in the U.S.), we were still receiving orders and shipping materials albeit at a slower pace than a normalized year with sales declining 43% for the second quarter. This business is comprised of mostly heavy off-the-road equipment manufacturers who held up comparatively well this quarter, particularly recreational vehicle manufacturers. We continue to operate in a hunker-down mode cutting expenses, deferring capital spending programs, and garnering liquidity wherever available. Perhaps the best we can say about the financial results for the second quarter is that it is behind us.

The good news is that business was much better in July (the start of our third quarter) both in the U.S. and Europe. Automotive OEM’s (Original Equipment Manufacturers) in the U.S. are basically in full operation and the demand seems to be good. Europe is slower but our operation there is shipping greater quantities as more OEM’s open up.

As we look to the third quarter, we expect that revenues will begin to build but we are reluctant to say that they will be normalized. Suffice it to say that we have mild tailwinds at our back but that can change on a moment’s notice in this COVID-world in which we operate.

Net Sales

Net Sales for the second quarter ended July 5, 2020, were $7,216,371 which was approximately 30% of the $24,095,783 Net Sales for the second quarter of last year. Our U.S. operation accounted for 75% of total Net Sales for the second quarter. Normally, our U.S. and European operations each contribute approximately 50% of the total Net Sales in a quarter. The reason for the distortion this quarter is that virtually all of the European business is to the Automotive sector which was largely shuttered in the second quarter. Also, highlighting the importance of diversification, this quarter approximately 81% of U.S. Net Sales were to the Industrial sector versus approximately 35% in a more normalized quarter. Sales to heavy equipment manufacturers and recreational vehicle manufacturers accounted for most of the Industrial sector’s business this quarter. To be sure, business was very slow both in the U.S. and Europe for the second quarter in all business sectors. Our U.S. operation declined 53.7% for the second quarter and our European operation declined 85.4%.

Operating (Loss)/Income

Operating Loss for the second quarter ended July 5, 2020, was $2,227,943 compared to Operating Income of $1,131,774 in the second quarter of last year. The principal reason for the loss was that Net Sales were approximately 30% of normalized levels. Despite reducing manufacturing costs in the quarter, Gross Profit was a loss of $290,347 for the second quarter versus Gross Profit of $4,212,391 for the second quarter of last year. Net Sales for the quarter, which were 70% below the second quarter of last year, were not enough to offset fixed costs which were disproportionately high relative to normalized sales levels. Our U.S. operations had a Gross Profit contribution of approximately $600,000 while our European operation, which was impacted greatly as a result of the significant curtailment of automotive OEM’s, recorded a loss of approximately $900,000 for the second quarter.

Operating Expenses for the second quarter were $1,937,596 as compared to $3,080,617 for the second quarter of last year. To partially offset the margin loss of lower sales, we reduced costs in all areas. A reduction of overall Operating Expenses continues to be a major focus of the Company. Also, the European operation received funds under the Coronavirus Job Retention Scheme (“CJRS”) set up by the U.K. government to help employers pay the wages of those employees who would otherwise have been laid off during the coronavirus outbreak but under the CJRS were furloughed instead. This directly reduced cost of sales and operating expenses related to the U.K. business.

Net Loss Allocable to Common Shareholders

Net Loss Allocable to Common Shareholders was $1,060,195 or $0.28 per share for the second quarter ended July 5, 2020, versus a loss of $416,899 or $0.11 per share for the second quarter of last year. During the second quarter of 2020, the Company applied for and received a loan of $2,217,500 from the Payroll Protection Program (“PPP”) which was set up by the U.S. government to provide help to small businesses affected by the COVID-19 pandemic. Under the terms of the program, all or a portion of the loan would be forgiven as the Company incurred qualifying PPP expenses and substantially met the terms for forgiveness. Accordingly, for the three months ended July 5, 2020, the Company recorded funding from the Paycheck Protection Program of $2,183,676, which is equal to the eligible expenses it incurred to date and the amount of debt forgiveness it expects to receive.

All per share results reflect the one-for-five reverse stock split effective as of February 24, 2020.

Weighted average shares outstanding were 3,736,006 for the second quarter of this year versus 3,736,951 for the second quarter of Fiscal 2019.

For further details, see the Consolidated Statements of Operations in the Company’s Form 10-Q filed on August 14, 2020.

About Uniroyal Global Engineered Products, Inc.

Uniroyal Global Engineered Products, Inc. (UNIR) is a leading manufacturer of vinyl-coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Uniroyal Global Engineered Products, Inc.’s revenue in 2019 was derived 64.9% from the automotive industry and approximately 35.1% from the recreational, industrial, indoor and outdoor furnishings, hospitality and healthcare markets. Our primary brand names include Naugahyde®, BeautyGard®, Flame Blocker™, Spirit Millennium®, Ambla®, Amblon®, Velbex®, Cirroflex®, Plastolene® and Vynide®.

Forward-Looking Statements:

Except for statements of historical fact, certain information contained in this press release constitutes forward-looking statements, including, without limitation, statements containing the words “believe,” “expect,” “anticipate,” “intend,” “should,” “planned,” “estimated” and “potential” and words of similar import, as well as all references to the future. These forward-looking statements are based on Uniroyal Global Engineered Products, Inc.’s current expectations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company´s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company´s forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company´s business include, but are not limited to, the following: uncertainties relating to economic conditions, uncertainties relating to customer plans and commitments, the pricing and availability of equipment, materials and inventories, currency fluctuations, technological developments, performance issues with suppliers, economic growth, delays in testing of new products, the Company’s ability to successfully integrate acquired operations, the Company’s dependence on key personnel, the Company’s ability to protect its intellectual property rights, the effectiveness of cost-reduction plans, rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Uniroyal Global Engineered Products, Inc. Public Relations:

TTC Group, Inc.

Vic Allgeier, 646-290-6400

vic@ttcominc.com

Uniroyal Global Engineered Products, Inc.

Consolidated Balance Sheets

	(Unaudited)

ASSETS	July 5, 2020 (1)	December 29, 2019
CURRENT ASSETS
Cash and cash equivalents	$1,238,728	$513,588
Accounts receivable, net	5,034,809	11,662,325
Inventories, net	19,643,221	19,116,542
Other current assets	657,133	930,015
Related party receivable	6,644	-
Total Current Assets	26,580,535	32,222,470

PROPERTY AND EQUIPMENT, NET	18,314,779	19,103,319
OPERATING LEASE RIGHT-OF-USE ASSETS	6,033,204	6,607,963

OTHER ASSETS
Intangible assets	3,158,492	3,263,781
Goodwill	1,079,175	1,079,175
Other long-term assets	3,825,999	3,489,313
Total Other Assets	8,063,666	7,832,269
TOTAL ASSETS	$58,992,184	$65,766,021

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Checks issued in excess of bank balance	$208,428	$332,141
Lines of credit	15,404,849	20,530,773
Current maturities of long-term debt	1,391,323	1,497,160
Current maturities of finance lease liabilities	17,816	106,253
Accounts payable	9,722,614	9,232,119
Accrued expenses and other liabilities	5,894,036	3,890,367
Related party obligation	241,194	608,517
Current portion of postretirement benefit liability - health and life	155,803	155,803
Total Current Liabilities	33,036,063	36,353,133

LONG-TERM LIABILITIES
Long-term debt, less current portion	2,655,375	3,378,458
Finance lease liabilities, less current portion	-	6,397
Operating lease liabilities	5,624,640	6,106,568
Related party lease financing obligation	2,577,406	2,646,970
Long-term debt to related parties	2,990,655	3,190,655
Postretirement benefit liability - health and life, less current portion	2,579,920	2,592,023
Other long-term liabilities	672,288	715,308
Total Long-Term Liabilities	17,100,284	18,636,379
Total Liabilities	50,136,347	54,989,512

STOCKHOLDERS' EQUITY
Preferred units, Series A UEP Holdings, LLC, 200,000 units issued and outstanding ($100 issue price)	617,571	617,571
Preferred units, Series B UEP Holdings, LLC, 150,000 units issued and outstanding ($100 issue price)	463,179	463,179
Preferred stock, Uniroyal Global (Europe) Limited, 50 shares issued and outstanding ($1.51 stated value)	75	75
Common stock, 95,000,000 shares authorized ($.001 par value) 3,736,006 shares issued and outstanding as of July 5, 2020 and December 29, 2019	3,736	18,680
Additional paid-in capital	35,290,590	35,275,646
Accumulated deficit	(25,873,959)	(24,301,203)
Accumulated other comprehensive loss	(1,645,355)	(1,297,439)
Total Stockholders' Equity	8,855,837	10,776,509
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,992,184	$65,766,021

(1)	The amounts in common stock and additional paid-in capital were adjusted to reflect the one-for-five reverse stock split ("reverse stock split") as of February 24, 2020, the effective date of the reverse stock split.

Uniroyal Global Engineered Products, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended

	July 5, 2020	June 30, 2019 (1)

NET SALES	$7,216,371	$24,095,783

COST OF GOODS SOLD	7,506,718	19,883,392

Gross Profit (Loss)	(290,347)	4,212,391

OPERATING EXPENSES:
Selling	507,133	1,183,803
General and administrative	1,272,808	1,449,060
Research and development	157,655	447,754
OPERATING EXPENSES	1,937,596	3,080,617

Operating Income (Loss)	(2,227,943)	1,131,774

OTHER INCOME (EXPENSE):
Interest and other debt related expense	(380,834)	(523,218)
Funding from Paycheck Protection Program	2,183,676	-
Other expense	(80,281)	(224,950)
Net Other Income (Expense)	1,722,561	(748,168)

INCOME (LOSS) BEFORE TAX PROVISION	(505,382)	383,606

TAX PROVISION (BENEFIT)	(240,193)	20,559

NET INCOME (LOSS)	(265,189)	363,047

Preferred stock dividend	(795,006)	(779,946)

NET LOSS ALLOCABLE TO COMMON SHAREHOLDERS	$(1,060,195)	$(416,899)

LOSS PER COMMON SHARE:
Basic	$(0.28)	$(0.11)
Diluted	$(0.28)	$(0.11)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	3,736,006	3,736,951
Diluted	3,736,006	3,736,951

(1)	Share and per share amounts for the three months ended June 30, 2019 have been restated to reflect the one-for-five reverse stock split that became effective on February 24, 2020.

Uniroyal Global Engineered Products, Inc.

Consolidated Statements of Operations

(Unaudited)

	Six Months Ended

	July 5, 2020	June 30, 2019 (1)

NET SALES	$28,356,495	$49,489,643

COST OF GOODS SOLD	24,816,260	40,963,050

Gross Profit	3,540,235	8,526,593

OPERATING EXPENSES:
Selling	1,499,580	2,286,841
General and administrative	2,876,525	2,959,860
Research and development	506,057	924,718
Other operating expenses	-	343,003
OPERATING EXPENSES	4,882,162	6,514,422

Operating Income (Loss)	(1,341,927)	2,012,171

OTHER INCOME (EXPENSE):
Interest and other debt related expense	(848,317)	(1,037,514)
Funding from Paycheck Protection Program	2,183,676	-
Other income (expense)	(271,170)	3,183
Net Other Income (Expense)	1,064,189	(1,034,331)

INCOME (LOSS) BEFORE TAX PROVISION	(277,738)	977,840

TAX BENEFIT	(292,823)	(18,309)

NET INCOME	15,085	996,149

Preferred stock dividend	(1,587,841)	(1,562,490)

NET LOSS ALLOCABLE TO COMMON SHAREHOLDERS	$(1,572,756)	$(566,341)

LOSS PER COMMON SHARE:
Basic	$(0.42)	$(0.15)
Diluted	$(0.42)	$(0.15)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	3,736,006	3,737,479
Diluted	3,736,006	3,737,479

(1)	Share and per share amounts for the six months ended June 30, 2019 have been restated to reflect the one-for-five reverse stock split that became effective on February 24, 2020.